UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Offer Letter to Gregory B. Maffei, President and Chief Financial Officer

On September 8, 2005, we amended the offer letter dated June 20, 2005, to Gregory B. Maffei, one of our Presidents and our Chief Financial Officer, whereby Mr. Maffei agreed to amend the bonus and severance provisions in his offer letter. In place of Mr. Maffei’s receiving a guaranteed $800,000 bonus for fiscal year 2006, Mr. Maffei will now be eligible to participate in Oracle’s Fiscal Year 2006 Executive Bonus Plan. The Fiscal Year 2006 Executive Bonus Plan is described in our proxy statement relating to our 2005 Annual Meeting which was filed on August 30, 2005. In addition, Mr. Maffei agreed to amend the severance provisions in his offer letter such that his right to receive severance under certain circumstances will terminate on May 31, 2006.

The description above is a summary of Mr. Maffei’s amendment to his offer letter and is qualified in its entirety by the amendment to his offer letter which is filed as Exhibit 10.26 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.26	Amendment dated September 8, 2005, to the Offer Letter dated June 20, 2005, to Gregory B. Maffei

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: September 9, 2005	By:	/s/ Martin J. Collins
		Name:	Martin J. Collins
		Title:	Vice President, Associate General Counsel and
Assistant Secretary

Exhibit Index

10.26	Amendment dated September 8, 2005, to the Offer Letter dated June 20, 2005, to Gregory B. Maffei